Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the foregoing Amendment No. 9 to Schedule 13G, dated February 14, 2025, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Date:      February 14, 2025

PRESCOTT General partners LLC

/s/ Scott J. Vassalluzzo
Name: Scott J. Vassalluzzo
Title: Managing Member

PRESCOTT INVESTORS PROFIT SHARING TRUST

/s/ Scott J. Vassalluzzo
Name: Scott J. Vassalluzzo
Title: Trustee

/s/ Thomas W. Smith
Thomas W. Smith

/s/ Jason M. Pohanka
Jason M. Pohanka